SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Soliciting Material Pursuant to §240.14a-12

CAM COMMERCE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAM COMMERCE SOLUTIONS, INC.
17075 Newhope Street, Suite A
Fountain Valley, California 92708

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2005

     The 2005 Annual Meeting of Stockholders of CAM COMMERCE SOLUTIONS, INC. (the “Company”), will be held on May 25, 2005 at 9:00 A.M. at the Company’s corporate offices located at 17075 Newhope Street, Suite A, Fountain Valley, California 92708 (the “Annual Meeting”) for the following purposes:

1.	To elect four (4) persons to serve on the Company’s Board of Directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of McGladrey & Pullen, LLP as the independent auditors of the Company for the current fiscal year ending September 30, 2005;

3.	To transact such other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on March 26, 2005 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A copy of the Annual Report of the Company for the fiscal year ended September 30, 2004 and a Proxy Statement accompany this notice.

By Order of the Board of Directors

Geoffrey D. Knapp
Secretary
March 26, 2005

IMPORTANT

     Whether or not you expect to be at the Annual Meeting, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope. The proxy is revocable at any time prior to the exercise thereof by written notice to the Company, and stockholders who attend the Annual Meeting may withdraw their proxies and vote their shares personally if they so desire.

CAM COMMERCE SOLUTIONS, INC.
17075 Newhope Street, Suite A
Fountain Valley, California 92708

PROXY STATEMENT

Purpose

     CAM Commerce Solutions, Inc. (referred to in this Proxy Statement as “we” or “the Company”) is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2005 Annual Meeting of Shareholders to be held on May 25, 2005 at 9:00 A.M. at the Company’s corporate offices located at 17075 Newhope Street, Suite A, Fountain Valley, California 92708 (the “Annual Meeting”). We are mailing this Proxy Statement, proxy card and our 2004 Annual Report to stockholders on or about March 29, 2005.

     Proxies are being solicited to give all stockholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on the matters to be voted on at the Annual Meeting or any adjournment of that meeting.

Who Can Vote

     You can vote if you were a stockholder of record of the Company as of the close of business on March 26, 2005. On such date there were 3,818,000 shares of our common stock outstanding. Each share of common stock entitles the holder to one vote. Your shares can be voted at the Annual Meeting only if you are present or represented by a valid proxy.

How to Vote

     You can vote your shares either by using the enclosed proxy card or by voting in person at the Annual Meeting by written ballot.

Voting by Proxy

     To vote your shares by proxy, complete and return the enclosed proxy card to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card and whether to ratify the appointment of McGladrey & Pullen, LLP as our independent auditors. You can abstain from any voting on any or all of the proposals.

     If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for director and in favor of ratifying McGladrey & Pullen, LLP as our independent auditors.

     If any other matters are properly presented at the Annual Meeting for consideration, then the Company officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we know of no other matters to be presented at the Annual Meeting.

Voting at the Annual Meeting

     Written ballots will be available from the Company’s Secretary at the Annual Meeting. If your shares are held in the name of a broker, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Annual Meeting, then there is no need to vote again unless you wish to change your vote.

Revocation of Proxies

     You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following:

(1) you can deliver a valid proxy with a later date; (2) you can notify the Company’s Secretary in writing at the address on the Notice of Annual Meeting that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Determining the Number of Votes You Have

     Your proxy card indicates the number of shares of common stock that you own. Each share of common stock entitles you to one vote.

Quorum

     A majority of the outstanding shares of our common stock as of the record date must be present, either in person or by proxy, in order for a quorum to be present to conduct the Annual Meeting. On March 26, 2005, the record date for stockholders entitled to vote at the Annual Meeting, 3,818,000 shares of our common stock were outstanding. Abstentions and broker non-votes are counted as present in determining whether or not there is a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Required Vote — Election of Directors

     Directors are elected by a plurality of the votes, which means the four nominees who receive the largest number of properly executed votes will be elected as directors. Each share of our common stock is entitled to one vote for each of the four director nominees. Cumulative voting is not permitted. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for or against the nominee. Shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the outcome of the election.

     If any director nominee decides that he does not want to stand for this election, the persons named as proxies in your proxy card will vote for substitute nominees. As of the date of this Proxy Statement, we are not aware of any nominee who does not intend to stand for election.

Required Vote — Ratification of Auditors

     To be approved, this matter must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the ratification of the auditors. Brokers holding shares for beneficial owners have the discretion to vote on the ratification of auditors without voting instructions from the beneficial owners of the shares. Therefore, abstentions and broker non-votes have the effect of negative votes on this matter.

Required Vote — Other Matters

     To approve any other matters properly considered at the meeting, the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter shall be required, unless the vote of a greater number of shares is required by law or our Certificate of Incorporation or Bylaws. Abstentions will have the effect of negative votes and broker non-votes will have no effect on the outcome.

Cost of Proxy Solicitation

     The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, directors, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. The Company may also reimburse persons holding stock as nominees for reasonable expenses in sending proxy material to their principals.

Stockholder List

     A complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the business transacted at the meeting, during ordinary business hours on the date of the Annual Meeting at the Company’s offices at 17075 Newhope Street, Suite A, Fountain Valley, California 92708.

PROPOSAL 1: ELECTION OF DIRECTORS

     A total of four directors are to be elected at the Annual Meeting. The Board of Directors unanimously nominated Geoffrey D. Knapp, Walter W. Straub, David A. Frosh, and Donald A. Clark for election as directors, each to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. While the Company’s Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director of the Company, the proxies solicited hereby will be voted for such other persons as shall be designated by the Company’s Board of Directors should any nominee become unavailable to serve. The four nominees receiving the highest number of votes at the Annual Meeting will be elected. Stockholders are not entitled to cumulate their votes in the election of directors.

Nominees

Certain information regarding the current directors and nominees for election as directors of the Company appears below:

Name	Age	Position with the Company
Geoffrey D. Knapp	46	Chief Executive Officer, Chairman of the Board, and Secretary
Walter W. Straub	61	Director
David A. Frosh	46	Director
Donald A. Clark	54	Director

     Geoffrey D. Knapp, founder of the Company, has been a Director, and Chief Executive Officer of the Company since its organization in September 1983. Mr. Knapp received a bachelor’s degree in marketing from the University of Oregon.

     Walter W. Straub has been a Director of the Company since May 1989. From 1984 to 2004, he served as the President, Chief Executive and Director of Rainbow Technologies, Inc., a public company engaged in the business of designing, developing, manufacturing and marketing of proprietary computer related security products. Mr. Straub received a bachelor’s degree in electrical engineering and a master’s degree in finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University. Mr. Straub is a member of the U.C. Irvine Chief Executive Roundtable and serves on the Concordia University President’s Advisory Council.

     David A. Frosh has been a member of the board of directors since August 1991. He is presently the President of Sperry Van Ness, a commercial real estate brokerage firm. Mr. Frosh was employed by the Company as President from June 1996 to March 2001. From June 1990 to June 1996, Mr. Frosh was employed as sales executive for the national accounts division of Automatic Data Processing “ADP.” ADP provides computerized transaction processing, data communications and information services. From June 1988 to June 1990, Mr. Frosh served as Director of Marketing for Optima Retail Systems, a privately held company, which manufactured and marketed inventory control systems for the retail apparel industry. Mr. Frosh received a bachelor’s degree in marketing from Central Michigan University and a master’s degree in business administration from Claremont Graduate School.

     Donald A. Clark has been a member of the board of directors since November 2002. Mr. Clark has over 30 years of experience in retail operations and selling to retail businesses. He presently is the President and CEO of C&C Companies, a private, diversified apparel marketing and manufacturing company. Mr. Clark has held various executive positions with C&C Companies since 1983. C&C Companies designs, manufactures, markets and distributes apparel and accessories under the brand names of Rusty and Sanuk USA. The company directly distributes products in the USA and Canada. Mr. Clark attended the University of Arizona as a marketing and business major.

     Mr. Knapp, is the only nominee employed by the Company. There are no family relationships by or between any director and officer of the Company. The Board of Directors has determined that Walter Straub, David Frosh and Donald Clark are “independent” as defined in the Nasdaq Stock Market listing standards.

     There are no arrangements or understandings between any director and any other person(s) pursuant to which he is was or is to be selected a director.

Recommendation

     The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the election of Messrs. Knapp, Straub, Frosh, and Clark to the Board of Directors.

Board Committees and Meetings

     During the Company’s fiscal year ended September 30, 2004, the Board of Directors held four meetings. Each incumbent director attended 100% of the total number of meetings of the Board of Directors. The Company does not have a formal policy regarding attendance by directors at the Annual Meeting of Stockholders. Last year, no directors attended the meeting

     The Company has a Compensation Committee, an Audit Committee, an Option Committee, and a Nominating Committee. The members of each committee are Walter Straub, David Frosh and Donald Clark. Each of these committee members meets the independence requirements of the Nasdaq Stock Market. The Board of Directors has determined that Walter Straub is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

     The Compensation Committee consults with the Board of Directors concerning compensation for the Company’s executive officers. During fiscal 2004, the Compensation Committee held one meeting. The Option Committee administers the Company’s 1993 Stock Option Plan and 2000 Stock Option Plan.

     The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit and reviews the adequacy of the Company’s internal accounting controls. Its activities are described in more detail under “Report of the Audit Committee” below and in the Audit Committee Charter set forth in Appendix A. The Audit Committee held four meetings during fiscal 2004.

     The Nominating Committee met once during fiscal 2004. The Nominating Committee operates pursuant to a written charter. The charter is not presently available on the Company’s website, but a copy of the charter is set forth in Appendix B to this Proxy Statement.

     The Nominating Committee recommends to the Board of Directors candidates for election to the Board by first identifying and evaluating potential director nominees using criteria approved by the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ service to the Company during their term. This review may include number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term of office. In the case of new director candidates, the Nominating Committee will use its network of contacts to compile a list of potential candidates. It may consider candidates recommended by management. It may also engage, if it deems it appropriate, a professional search firm. The Nominating Committee has not yet utilized the services of such a firm. The Nominating Committee will determine if a nominee must be independent under the Nasdaq Stock Market rules and, if so, whether the nominee meets the test of independence as set forth in such rules.

     In order to be recommended to the Board of Directors as a nominee by the Nominating Committee, each potential nominee must, at a minimum, be able to read and understand financial statements, be over 21 years of age, have a background and experience in business, which may include finance, retail or wholesale operations, marketing or other field which will complement the talents of the other directors, be willing and able to take the time to actively participate in Board and committee meetings and related activities, and have a reputation for honesty and integrity. Other than the foregoing, there are no stated minimum criteria for director nominees, but the Nominating Committee may consider such other factors as it may deem appropriate, including, without limitation, judgment, skill, diversity, experience with businesses of comparable size to the Company, the interplay of a nominee’s experience with the experience of other directors and the extent to which a nominee would be a desirable addition to the Board of Directors and any committees of the Board.

     The Nominating Committee will consider stockholder recommendations for director candidates, provided the procedures set forth below are followed by stockholders in submitting recommendations. The candidates recommended by a stockholder will be evaluated by the Nominating Committee in the same manner as other potential nominees using the criteria described above.

     In order for a stockholder’s director candidate to be considered by the Nominating Committee for an upcoming annual meeting of stockholders, the stockholder must notify the Nominating Committee of its director candidate not less than 120 calendar days before the anniversary of the date the Company released its proxy statement to its stockholders in connection with the previous year’s annual meeting. Recommendations must be in writing and directed to the Secretary of the Company at 17075 Newhope Street, Suite A, Fountain Valley, California 92708. Recommendations must include sufficient biographical information concerning the director candidate, including age, five year employment history with employer names, description of employer businesses and positions held by the candidate at such employers, whether such individual can read and understand financial statements, and board memberships, if any, for the Nominating Committee to consider. Recommendations must be accompanied by a written consent of the proposed director candidate to stand for election if nominated by the Company’s Board of Directors and to serve on the Board if elected by the stockholders.

     After all potential nominees have been evaluated by the Nominating Committee, the nominees to be recommended to the Board of Directors will be selected by the Nominating Committee by majority vote.

Communications with the Board of Directors

     Stockholders who wish to communicate with the Board of Directors, or individual directors, may send correspondence to them in care of the Secretary of the Company at the Company’s principal executive offices located at 17075 Newhope Street, Suite A, Fountain Valley, California 92708. Currently, the Secretary does not screen this correspondence to determine which communications will be relayed to Board members, but a majority of the independent directors may change this policy if they believe a change is necessary due to the nature and/or volume of the correspondence.

Compensation Committee Interlocks and Insider Participation

     As noted above, the members of the Compensation Committee during fiscal 2004 were Walter Straub, David Frosh and Donald Clark. Neither Mr. Straub nor Mr. Clark has ever been an officer or employee of the Company. As noted above Mr. Frosh was the President of the Company from June 1996 to March 2001. He has not been an officer or employee of the Company since March 2001. None of the members of the Compensation Committee has had any transaction with the Company since the beginning of the last fiscal year, or has any currently proposed transaction with the Company.

     None of the executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during fiscal 2004. None of the executive officers of the Company served as a director of any other entity, which had one of its executive officers serving as a member of the Company’s Compensation Committee.

Executive Officers

Certain information concerning the Company’s other executive officers, in addition to Mr. Knapp, is set forth below:

Name	Age	Position with the Company
Paul Caceres	44	Chief Financial Officer and Chief Accounting Officer

     Paul Caceres has been the Chief Financial Officer and Chief Accounting Officer of the Company since July 1987. Mr. Caceres is a Certified Public Accountant, licensed in the state of California. He received a bachelor’s degree in business administration from the University of Southern California.

     Subject to employment agreements of Mr. Caceres and Mr. Knapp described elsewhere in this proxy statement. Officers serve at the discretion of the Board of Directors.

Code of Ethics

     We have adopted a code of ethics that applies to all directors, officers, and employees of the Company. This code of ethics is publicly available on our website at www.camcommerce.com.

Report of the Audit Committee

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the Company’s internal controls, and the audit process. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The discussions included the quality, not just the acceptability of the accounting principles utilized, the reasonableness of significant accounting judgments, and clarity of disclosure.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No.61 (Communication with Audit Committees). Also, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended September 30, 2004, for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee

Walter Straub
David Frosh
Donald Clark

Audit Fees

     The aggregate fees billed to the Company for fiscal 2003 and 2004 by Ernst & Young LLP, the independent audit firm for these corresponding fiscal years, were as follows:

			% Pre-Approved by		% Pre-Approved by
	Fiscal 2003		Audit Committee	Fiscal 2004	Audit Committee
Audit Fees*	$74,060		81%	$147,500	100%
Audit-Related Fees	$45,100	**	100%	—	—
Tax Fees	$0		—	—	—
All Other Fees	$0		—	—	—

*	Includes annual audit and quarterly reviews.
**	Fees for work related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act.

Audit Committee Pre-Approval Policies

     Our Audit Committee has adopted written pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The term of such pre-approval is generally 12 months, unless the Audit Committee determines otherwise. Pre-approval fee levels for all services to be provided by the independent auditor is established periodically by the Audit Committee. Any proposed services exceeding these fee levels requires specific pre-approval by the Audit Committee. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee no later than at it’s next scheduled meeting.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of February 28, 2005, certain information regarding ownership of the Company’s Common Stock by (i) each person that the Company knows is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each director, nominee and executive officer of the Company who owns Common Stock and (iii) all directors and officers as a group.

		Shares Beneficially Owned
	Name and Address of	Amount & Nature of
Title of Class	Beneficial Owner (1)	Beneficial Owner (2)	Percentage of Class
Common Stock	Geoffrey Knapp	506,000	12.5%
Common Stock	Paul Caceres	42,000	1.0%
Common Stock	Walter Straub	122,000	3.0%
Common Stock	David Frosh	42,000	1.0%
Common Stock	Donald Clark	18,000	*
Common Stock	All Directors and Officers as a Group (of 5 persons)	730,000	18%

*	less than 1%

(1)	The address of each beneficial owner is in care of CAM Commerce Solutions, Inc., 17075 Newhope Street, Fountain Valley, California 92708.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days from the date hereof, are deemed outstanding. The total amount of these shares with respect to which all of the above have rights to acquire beneficial ownership in sixty (60) days are as follows: Geoffrey Knapp 70,000; Paul Caceres 42,000; Walter Straub 74,000; David Frosh 42,000; and Donald Clark 18,000. To the knowledge of the Company, each person named in the table has the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes all Section 16(a) filing requirements applicable to all such persons were complied with during the fiscal year covered by this report.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

     During the 2004 fiscal year, the non-employee directors were each granted options to purchase 7,500 shares of common stock at an exercise price of $14.71 per share, which represents fair market value on the date of grant. The non- employee directors are Walter Straub, David Frosh, and Donald Clark. These directors were also reimbursed for their expenses in attending meetings of the Board of Directors.

Compensation of Officers

     The following table sets forth information concerning compensation paid by the Company for services rendered to the Company during fiscal year ended September 30, 2004, and the prior two fiscal years, to the Company’s Chief Executive Officer and each additional executive officer whose total compensation exceeded $100,000 (each “Named Executive Officer”):

SUMMARY COMPENSATION TABLE

					Long-Term
Annual Compensation					Compensation
					Awards
					Securities
Name and Principal			(1)	Other Annual	Underlying Options/	All Other
Position	Year	Salary	Bonus	Compensation	SARs (#)	Compensation
Geoffrey Knapp	2004	$270,000	$62,000	$0	0	$0
Chairman of the	2003	$252,000	$0	$0	0	$0
Board and CEO	2002	$252,000	$0	$0	0	$0

Paul Caceres	2004	$167,000	$39,000	$0	0	$0
CFO and CAO	2003	$155,000	$0	$0	5,000	$0
	2002	$155,000	$0	$0	0	$0

Greg Freeze	2004	$114,000	$23,000	$0	0	$0
Chief Operating	2003	$104,000	$0	$0	5,000	$0
Officer (2)	2002	$103,000	$0	$0	0	$0

(1)	Bonuses paid to the Named Executive Officers are pursuant to annual incentive compensation programs established each year for selected employees of the Company, including the Company’s executive officers. Under this program, performance goals, relating to such matters as sales growth, gross profit margin and net income as a percentage of sales and individual efforts were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Company and the individual achieved or exceeded the performance goals. No bonuses were paid in fiscal years 2002 and 2003, because the net income goals were not met.

(2)	Mr. Freeze resigned his position as Chief Operating Officer on September 22, 2004.

Stock Options and Stock Appreciation Rights Granted and Exercised During 2004

     No stock options or stock appreciation rights were granted in fiscal 2004. The Company does not have any stock appreciation rights outstanding. The following table sets forth certain information concerning options exercised by the Named Executive Officers during the fiscal year covered by this report, and outstanding options at the end of such year held by the Named Executive Officers.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Shares Acquired		at Sept. 30, 2004	at Sept. 30, 2004
Name	on Exercise	Value (1) Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Geoff Knapp	—	$—	70,000/0	$656,000/$0
Greg Freeze	5,000	$62,000	14,000/0	$150,000/$0
Paul Caceres	15,000	$75,000	39,000/6,000	$391,000/$56,000

(1)	Market value of the underlying securities at the exercise date minus the exercise price of the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since 1997, the Company has leased an 11,000 square foot building in Henderson, Nevada from the Chief Executive Officer of the Company, Geoffrey Knapp. The Company paid $154,000 in lease payments to Mr. Knapp during the fiscal year ended September 30, 2004. Management believes that the terms of this lease are at least as favorable as those that could be obtained from an unaffiliated third party.

EMPLOYMENT AGREEMENTS

     In 1996, the Company entered into employment agreements with Geoffrey Knapp, Chief Executive Officer, and Paul Caceres, Chief Financial Officer. The agreements call for the officers to serve in their respective executive positions for 12 month terms and renew automatically on an annual basis. The agreements’ terms currently include a minimum annual base salary of $290,000 for Mr. Knapp and $184,000 for Mr. Caceres for 2005. The agreements also include a provision for annual bonus to be paid based on achieving annual performance goals.

CHANGE IN CONTROL AGREEMENTS

     The Company has change in control agreements in place with Geoffrey Knapp, its Chief Executive Officer, and Paul Caceres, its Chief Financial Officer. The agreements call for the officers’ position, duties, title, authority and responsibilities to be at least commensurate with those held prior to any change in control. If after a change in control the executive is terminated without cause or resigns due to a reduction in authority and responsibilities, the officer will receive payments equal to 299% of their base salary and bonus based on the executive’s compensation from the prior year. Each agreement is for a term of 12 months and automatically renews on an annual basis.

REPORT OF COMPENSATION COMMITTEE

TO: THE BOARD OF DIRECTORS

As members of the Compensation Committee, it is our duty to review and recommend the compensation levels for members of the Company’s management, evaluate the performance of management and administer the Company’s various incentive plans. This Committee has reviewed in detail the compensation of the Company’s three executive officers. In the opinion of the Committee, the compensation of the three executive officers of the Company is reasonable in view of its performance and the respective contributions of such officers to the Company’s performance.

In determining the management compensation, this Committee compares the compensation paid to management to the level and structure of compensation paid to management of competing companies. Additionally, the Committee considers the sales and earnings performance of the Company compared to competing and similarly situated companies. The Committee also takes into account such relevant external factors as general economic conditions, geographic market of work place, stock price performance and stock market prices.

Approximately 70% to 80% of management compensation is fixed salary, and 20% to 30% is variable compensation based on performance factors. Stock options are granted at the discretion of the Board of Directors, and there is no set minimum or maximum amount of options that can be issued. Performance factors that determine management compensation are sales, net income of the Company, and individual performance. In fiscal 2004, bonuses were awarded to the Chief Executive Officer and other executive officers for net income goals achieved by the Company.

The committee examines compilations of executive compensation such as various industry compensation surveys for middle market companies. In 2004, the compensation for the Chief Executive Officer and the other executive officers of the Company was comparable to their counterparts at other middle market companies in related industries.

Compensation Committee

Walter Straub, Donald Clark, and David Frosh
December 1, 2004

     The Report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates the report by reference.

Stock Price Performance Graph

     The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Composite Stock Market Index and the NASDAQ Computer and Data Processing Services Index, during the period commencing on September 30, 1999 and ending on September 30 2004. The comparison assumes $100 was invested on September 30, 1999 in each of the Common stock, the NASDAQ Stock Market Composite Index, and the NASDAQ Computer and Data Processing Services Stock Index and assumes the reinvestment of all dividends, if any.

THE STOCK PRICE PERFORMANCE GRAPH IS PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

     The Stock Price Performance Graph will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates the report by reference.

PROPOSAL 2: CONFIRMATION OF INDEPENDENT AUDITORS

     The Company appointed McGladrey & Pullen, LLP as its new independent registered public accounting firm, to perform auditing services beginning with fiscal 2005. Ernst & Young LLP (“E&Y”) was the Company’s auditor for the 2004 fiscal year. The Audit Committee of the Company’s Board of Directors unanimously approved the change in auditors. E&Y was dismissed January 7, 2005 and McGladrey & Pullen, LLP was appointed on January 7, 2005.

     The reports of E&Y on the Company’s financial statements for the years ended September 30, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion, and were not otherwise qualified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and the subsequent interim period preceding E&Y’s dismissal, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report. During the Company’s most recent two fiscal years and the subsequent interim period preceding E&Y’s dismissal, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended. E&Y furnished a letter to the Securities and Exchange Commission, dated January 12, 2005, stating that it agreed with the foregoing statements.

     Although shareholder ratification is not required, the appointment of McGladrey & Pullen, LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment is not ratified, the Audit Committee will consider the engagement of other independent accountants. Even if the appointment is ratified, the Audit Committee may terminate McGladrey & Pullen, LLP’s engagement as the Company’s independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination appropriate.

Representatives of McGladrey & Pullen, LLP are not expected to be present at the Annual Meeting.

Recommendation

     The Board of Directors unanimously recommends that the Company’s stockholders vote FOR ratification of McGladrey & Pullen, LLP as independent auditors for the 2005 fiscal year.

OTHER BUSINESS

     The Board of Directors knows of no matters other than those described herein, which are to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

ANNUAL REPORTS

     The Company’s 2004 Annual Report to Stockholders, which includes audited financial statements for the Company’s fiscal year ended September 30, 2004, will accompany this proxy statement being mailed to stockholders of record on March 29, 2005. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to CAM Commerce Solutions, Inc., 17075 Newhope Street, Suite A, Fountain Valley, California 92708, Attention: Finance Department.

SUBMISSION OF STOCKHOLDERS PROPOSALS

     Stockholders of the Corporation wishing to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting of stockholders or to have such proposals otherwise brought before the stockholders at next years annual meeting must, in each case, submit the same in writing so as to be received at the executive offices of the Company on or before November 29, 2005. Such proposals must also meet the other requirements of the rules of Securities and Exchange Commission relating to stockholders’ proposals. Proposals should be addressed to the Chief Financial Officer of the Company.

BY ORDER OF THE BOARD OF DIRECTORS:

Geoffrey D. Knapp
Secretary

Dated: March 26, 2005 at Fountain Valley, California

APPENDIX A

CAM COMMERCE SOLUTIONS, INC.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom shall meet the standards for “independence” set for in applicable NASDAQ and Securities and Exchange Commission rules and regulations. If a committee member ceases to be independent for reasons outside of his or her reasonable control, such member may remain on the committee until the earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the event that caused the member to fail to qualify as independent. No committee member may have participated in the preparation of the financial statements of the Company (or any current subsidiary) at any time during the three years prior to their then current year of service. All committee members shall be able to read and understand fundamental financial statements, including a company balance sheet, income statement, and cash flow statement. At least one committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain counsel, or other experts for this purpose.

Responsibilities and Policy

The primary responsibility of the audit committee is to oversee the Company’s financial reporting and accounting processes and the audits of the Company’s financial statements and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business practices, and ethical behavior.

The following shall be the principal recurring process of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent auditors employed to conduct the audit (including resolution of disagreements between the independent auditors and management regarding financial reporting) or other audit, review or attest services. The independent auditors shall report directly to the committee. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•	The committee shall pre-approve all auditing services, internal control related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services. The committee may delegate its authority to grant pre-approvals of audit and permitted non-audit services to one or more individual committee members serving on subcommittees created by it, provided the decision to grant such pre-approvals is promptly reported by such subcommittees to the committee. The company shall provide for appropriate funding, as determined by the committee, to pay for the services of the independent auditor.

•	The committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement. The committee shall make regular reports to the board of directors, review and assess the adequacy of this charter annually, and recommend to the board of directors any changes to this charter for its approval.

•	The committee shall have the authority to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for such funding.

•	The committee shall review and discuss with the independent auditors the overall scope and plans of their respective audits including the adequacy of staffing and compensation. Also, the committee shall review and discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, legal and ethical compliance programs, and internal controls. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted accounting standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	The committee will review and evaluate the performance of the independent auditor team, ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law, and recommend to the board of directors policies for the Company’s hiring of employees or former employees of the independent auditor.

•	The committee shall approve all related party transactions and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The committee shall review and discuss with management and the independent auditor any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of internal controls, over financial reporting, any special steps adopted in light of material deficiencies in internal controls and the adequacy of disclosure about changes in internal controls.

•	The committee will discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

APPENDIX B

CAM Commerce Solutions, Inc.

Nominating Committee Charter

PURPOSE

The purpose of the Nominating Committee is to identify, evaluate and recommend to the Board of Directors, director nominees for election at the annual shareholders meeting.

COMPOSITION

•	The Nominating Committee will be composed entirely of members of the Board of Directors who satisfy the definition of “independent” under the listing standards of the NASDAQ Stock Market.

•	Committee members will be appointed by the Board and may be removed by the Board in its discretion.

•	The Chair of the Committee will be designated by the Board, provided that if the Board does not designate a Chair, the members of the Committee may designate a Chair by majority vote.

RESPONSIBILITIES

The Nominating Committee will:

•	Identify and evaluate the suitability of potential director nominees using criteria approved by the Board of Directors.

•	Review the overall service of incumbent directors whose terms are set to expire, including the number of meetings attended, level of participation, quality of performance and any transactions such directors had with the Company during their term of office.

•	Determine whether a potential nominee must be “independent” under the listing standards of the NASDAQ Stock Market, and, if so, if the potential nominee meets those standards.

•	Initiate a search for potential nominees, if deemed necessary, using its network of contacts and seeking input from the Board of Directors and the Company’s Chief Executive Officer. The Committee may also engage, if it deems appropriate, a professional search firm.

•	Make a determination that each potential nominee meets the following minimum qualifications:

•	Able to read and understand financial statements.

•	Over 21 years of age.

•	Background and experience in business which may include finance, marketing, retail or wholesale operations, or other fields which will complement the talents of other Board members. Experience in any one of the enumerated fields may be sufficient.

•	Willing and able to take the time to actively participate in Board and committee meetings and related activities.

•	A reputation for honesty and integrity.

•	Consider director nominees recommended by shareholders that have followed the procedures set forth in the Company’s proxy statement for making such recommendations. In evaluating shareholder recommended nominees, the Committee will utilize the same criteria set forth above.

•	Conduct appropriate inquiries into the backgrounds of potential nominees. The Committee may engage the services of outside investigators to conduct such inquiries.

•	In the case of new candidates, initiate contact and arrange and conduct interviews. The Chief Executive Officer of the Company and Chairman of the Board of Directors may also interview new candidates.

•	Recommend for approval by the Board of Directors a slate of director nominees approved by a majority of the members of the Committee.

In conducting its activities, the Committee will regularly consult with the Chief Executive Officer and other members of the Board of Directors to assure that the Committee’s actions and decisions are consistent with maintaining a sound relationship between the Board of Directors and management, and among the directors.

MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may invite to its meetings any officer, director, member of senior management of the Company or such other persons as it deems appropriate to carry out its responsibilities. All meetings of the Committee may be held telephonically and the Committee may act by written consent in lieu of a meeting.

The Chair shall cause minutes of each meeting of the Committee to be maintained and shall report the activities of the Committee to the Board of Directors on a current basis. Minutes of each Committee meeting shall be distributed to the Board of Directors.

ADMINISTRATIVE

This charter is subject to modification and interpretation by the Board of Directors.

CAM COMMERCE SOLUTIONS, INC.
ANNUAL MEETING OF SHAREHOLDERS – MAY 25, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of CAM Commerce Solutions, Inc. (the “Company”) hereby appoints Geoffrey D. Knapp, the Secretary of the Company and, Paul Caceres Jr., the Chief Financial Officer of the Company, and each of them, each with full power to act without the other, and each with full power of substitution, as proxy to vote all shares of common stock of the undersigned at the annual meeting of shareholders of the Company to be held on May 25, 2005 at 9:00A.M., Pacific Standard Time, and at any adjournments thereof, and to attend and act for and on behalf of the undersigned at such meeting to the same extent and with same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the proxies named above are specifically directed to vote as indicated on the reverse side hereof.

SEE REVERSE SIDE

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Shareholders
CAM COMMERCE SOLUTIONS, INC.
May 25, 2005

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF ALL DIRECTOR NOMINEES IN ITEM 1 AND “FOR” ITEM 2

1. ELECTION OF DIRECTORS

Nominees:
Geoffrey Knapp
Walter Straub
David Frosh
Donald Clark

FOR All Nominees___     WITHHELD All Nominees___
(except vote withheld for the following
nominee(s)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY

FOR_____     AGAINST_____     ABSTAIN_____

IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2. THIS PROXY AUTHORIZES THE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IMPORTANT: Please SIGN, DATE AND RETURN this proxy as soon as possible to American Stock Transfer & Trust Company, 6201 15TH Avenue, Brooklyn, New York 11219, Attn: Proxy Dept.

SIGNATURE                                                                                 DATE

SIGNATURE                                                                                 DATE
                                   Signature if Held Jointly

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.